Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
April 27, 2022

Entergy reports first quarter earnings
Company affirms guidance and financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported first quarter 2022 earnings per share of $1.36 on an as-reported basis and $1.32 on an adjusted basis (non-GAAP).

“We had a strong start for 2022 and continued to make important operational, strategic, and financial progress across the business,” said Leo Denault, Entergy Chairman and Chief Executive Officer. “With favorable weather and higher-than-planned retail sales, we are ahead of schedule and solidly on track to achieve our 2022 objectives.”

Business highlights included the following:
•E-LA completed an $86M transmission upgrade in Lafourche Parish, improving the resilience and reliability of the local power grid.
•E-LA completed a $100M transmission improvement project in north Louisiana that will increase resilience and reliability and provide economic benefits.
•E-TX selected several resources from its 2021 solar RFP totaling at least 400 megawatts of capacity.
•E-AR filed for approval of a new 250-megawatt solar facility, Driver Solar.
•E-AR and E-LA announced their intent to issue RFPs totaling 2,000 megawatts of renewable resources.
•E-TX issued securitization bonds, completing recovery of its 2020 storm costs.
•The LPSC approved cost recovery and financing for E-LA’s 2020 storms, including a $290 million storm reserve as well as $1 billion escrow designated for Hurricane Ida costs.
•E-NO submitted a filing seeking approval to issue $150M in securitized bonds to replenish its storm escrow.
•E-MS filed its annual FRP.

Table of Contents Page
News Release 1
Appendices 7
A: Consolidated results and adjustments 8
B: Earnings variance analysis 11
C: Utility operating and financial measures 13
D: EWC operating and financial measures 14
E: Consolidated financial measures 15
F: Definitions and abbreviations and acronyms 16
G: Other GAAP to non-GAAP reconciliations 19
Financial statements 21

1

Entergy reports first quarter earnings
April 27, 2022

Consolidated earnings (GAAP and non-GAAP Measures)
First quarter 2022 vs. 2021 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First quarter
	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings	276	335	(58)
Less adjustments	7	38	(30)
Adjusted earnings (non-GAAP)	269	297	(28)
Estimated weather impact	16	23	(7)

(After-tax, per share in $)
As-reported earnings	1.36	1.66	(0.30)
Less adjustments	0.04	0.19	(0.15)
Adjusted earnings (non-GAAP)	1.32	1.47	(0.15)
Estimated weather impact	0.08	0.11	(0.03)

Calculations may differ due to rounding

Consolidated results

For first quarter 2022, the company reported earnings of $276 million, or $1.36 per share, on an as-reported basis, and earnings of $269 million, or $1.32 per share, on an adjusted basis. This compared to first quarter 2021 earnings of $335 million, or $1.66 per share, on an as-reported basis, and earnings of $297 million, or $1.47 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly variances by business is provided in Appendix B.

Business segment results

Utility

For first quarter 2022, the Utility business reported earnings attributable to Entergy Corporation of $340 million, or $1.67 per share, on both an as-reported and an adjusted basis. This compared to first quarter 2021 earnings of $357 million, or $1.77 per share, on both an as-reported and an adjusted basis. Drivers for the quarter included:
•the first quarter 2021 reversal of a regulatory provision at E-AR for its 2019 netting adjustment;
•higher operating expenses including other O&M, taxes other than income taxes, and depreciation expense; and
•higher interest expense.

These drivers were partially offset by the net effect of regulatory actions across the operating companies.

On a per share basis, first quarter 2022 results reflected higher common shares outstanding.

Appendix C contains additional details on Utility operating and financial measures.

Parent & Other

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Entergy reports first quarter earnings
April 27, 2022

For first quarter 2022, Parent & Other reported a loss attributable to Entergy Corporation of $(71 million), or (35) cents per share, on both an as-reported and an adjusted basis. This compared to a first quarter 2021 loss of $(60 million), or (30) cents per share, on both an as-reported and an adjusted basis. No individual drivers were significant contributors to the change.

Entergy Wholesale Commodities

For first quarter 2022, EWC reported earnings attributable to Entergy Corporation of $7 million, or 4 cents per share, on an as-reported basis. This compared to a first quarter 2021 earnings attributable to Entergy Corporation of $38 million, or 19 cents per share, on an as-reported basis. Drivers for the quarter included:
•lower revenue primarily due to the shutdown of Indian Point 3, and
•the absence of earnings from NDTs as a result of the sale of Indian Point.

These drivers were partially offset by:
•lower other O&M due primarily to the shutdown of Indian Point 3, and
•lower decommissioning expenses primarily due to the sale of Indian Point.

Appendix D contains additional details on EWC operating and financial measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings per share guidance

Entergy affirmed its 2022 adjusted EPS guidance range of $6.15 to $6.45. See webcast presentation for additional details.

The company has provided 2022 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately 20 cents in 2022. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, April 27, 2022, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 7789889, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 4, 2022, by dialing 855-859-2056, conference ID 7789889.

Entergy Corporation, a Fortune 500 company headquartered in New Orleans, powers life for 3 million customers through its operating companies across Arkansas, Louisiana, Mississippi, and Texas. Entergy is creating a cleaner, more resilient energy future for everyone with our diverse power generation portfolio, including increasingly carbon-free energy sources. With roots in the Gulf South region for more than a century, Entergy is a recognized leader in corporate citizenship, delivering more than $100 million in economic benefits to local communities through philanthropy and advocacy efforts

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Entergy reports first quarter earnings
April 27, 2022

annually over the last several years. Our approximately 12,500 employees are dedicated to powering life today and for future generations.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP financial measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s exit from the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility,

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Entergy reports first quarter earnings
April 27, 2022

and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary note regarding forward-looking statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2022 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.

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Entergy reports first quarter earnings
April 27, 2022

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Media inquiries:
Neal Kirby
504-576-4238
nkirby@entergy.com

Investor relations inquiries:
Bill Abler
504-576-3097
wabler@entergy.com

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First quarter 2022 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: EWC operating and financial measures
E: Consolidated financial measures
F: Definitions and abbreviations and acronyms
G: Other GAAP to Non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures First Quarter 2022 vs. 2021 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	First quarter
	2022	2021	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	340	357	(16)
Parent & Other	(71)	(60)	(12)
EWC	7	38	(30)
Consolidated	276	335	(58)

Less adjustments
Utility	-	-	-
Parent & Other	-	-	-
EWC	7	38	(30)
Consolidated	7	38	(30)

Adjusted earnings (loss) (non-GAAP)
Utility	340	357	(16)
Parent & Other	(71)	(60)	(12)
EWC	-	-	-
Consolidated	269	297	(28)
Estimated weather impact	16	23	(7)

Diluted average number of common shares outstanding (in millions)	203.9	201.1

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.67	1.77	(0.10)
Parent & Other	(0.35)	(0.30)	(0.05)
EWC	0.04	0.19	(0.15)
Consolidated	1.36	1.66	(0.30)

Less adjustments
Utility	-	-	-
Parent & Other	-	-	-
EWC	0.04	0.19	(0.15)
Consolidated	0.04	0.19	(0.15)

Adjusted earnings (loss) (non-GAAP)
Utility	1.67	1.77	(0.10)
Parent & Other	(0.35)	(0.30)	(0.05)
EWC	-	-	-
Consolidated	1.32	1.47	(0.15)
Estimated weather impact	0.08	0.11	(0.03)
Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
First quarter 2022 vs. 2021
	First quarter
	2022	2021	Change
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
EWC
Income before income taxes	11	54	(43)
Income taxes	(3)	(16)	13
Preferred dividend requirements	(1)	(1)	-
Total EWC	7	38	(30)

Total adjustments	7	38	(30)

(After-tax, per share in $) (b)
EWC
Total EWC	0.04	0.19	(0.15)

Total adjustments	0.04	0.19	(0.15)

Calculations may differ due to rounding
(b)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
First quarter 2022 vs. 2021
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	First quarter
	2022	2021	Change
EWC
Operating revenue	150	248	(98)
Fuel and fuel-related expenses	(26)	(21)	(5)
Purchased power	(14)	(18)	4
Nuclear refueling outage expenses	(11)	(11)	-
Other O&M	(41)	(99)	58
Asset write-off and impairments	(1)	(3)	3
Decommissioning expense	(14)	(53)	39
Taxes other than income taxes	(10)	(6)	(3)
Depreciation/amortization exp.	(9)	(13)	4
Other income (deductions)–other	(13)	34	(47)
Interest exp. and other charges	(1)	(4)	3
Income taxes	(3)	(16)	13
Preferred dividend requirements	(1)	(1)	-
Total EWC	7	38	(30)

Total adjustments (after-tax)	7	38	(30)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
First quarter 2022 vs. 2021
($ in millions)
	First quarter
	2022	2021	Change
Utility	495	(77)	572
Parent & Other	(35)	(22)	(13)
EWC	78	49	29
Consolidated	538	(50)	588

    Calculations may differ due to rounding

OCF increased for the quarter due to several drivers, including higher Utility customer collections, lower fuel and purchased power payments (including costs related to Winter Storm Uri in 2021), lower pension contributions, and higher proceeds from the DOE regarding spent fuel litigation. The increase was partially offset by higher non-capital storm restoration spending.

Intercompany income tax payments contributed to the line of business variances.

B: Earnings variance analysis
Appendix B provides details of current quarter 2022 versus 2021 as-reported and adjusted earnings per share variances for Utility, Parent & Other, and EWC.

Appendix B: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
First quarter 2022 vs. 2021
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As- reported	Adjusted		As-reported	Adjusted	As- reported		As- reported	Adjusted
2021 earnings (loss)	1.77	1.77		(0.30)	(0.30)	0.19		1.66	1.47
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)–net	0.43	0.43	(f)	-	-	(0.39)	(g)	0.04	0.43
Other O&M	(0.10)	(0.10)	(h)	(0.01)	(0.01)	0.23	(i)	0.12	(0.11)
Asset write-offs and impairments	-	-		-	-	0.01		0.01	-
Decommissioning expense	(0.01)	(0.01)		-	-	0.15	(j)	0.14	(0.01)
Taxes other than income taxes	(0.07)	(0.07)	(k)	-	-	(0.01)		(0.08)	(0.07)
Depreciation/amortization exp.	(0.11)	(0.11)	(l)	-	-	0.02		(0.09)	(0.11)
Other income (deductions)	(0.17)	(0.17)	(m)	(0.01)	(0.01)	(0.18)	(n)	(0.36)	(0.18)
Interest expense	(0.06)	(0.06)	(o)	(0.03)	(0.03)	0.01		(0.08)	(0.09)
Income taxes–other	0.01	0.01		-	-	0.01		0.02	0.01
Share effect	(0.02)	(0.02)		-	-	-		(0.02)	(0.02)
2022 earnings (loss)	1.67	1.67		(0.35)	(0.35)	0.04		1.36	1.32

h
Calculations may differ due to rounding

(c)Utility operating revenue / regulatory charges and Utility income taxes-other exclude $17 million, in first quarter 2022 and $41 million, in first quarter 2021 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).
(d)Utility regulatory charges (credits) and Utility preferred dividend and noncontrolling interest exclude $1 million, in first quarter 2022 and $0 in first quarter 2021 for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings).
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits)-net variance analysis 2022 vs. 2021 ($ EPS)
1Q
Volume/weather	(0.05)
Retail electric price	0.33
1Q21 reversal of reg. provision for E-AR’s FRP 2019 netting adj.	(0.16)
1Q22 reg. provision for true-up of E-LA and E-TX cost of debt from 2020 storms	0.05
Reg. provisions for decommissioning items	0.22
Other, including Grand Gulf recovery	0.04
Total	0.43
(f)The earnings increase was primarily driven by regulatory actions including E-AR’s FRP; E-LA’s FRP; E-MS’s FRP and ad valorem rider; E-NO’s FRP; and E-TX’s GCRR, TCRF, and DCRF. The variance also reflected a change in regulatory provisions for decommissioning items (the difference between expense and trust earnings plus costs collected in revenue, largely earnings neutral) and a regulatory provision for the true-up of E-LA and E-TX cost of debt from 2020 storms. Partially offsetting was the first quarter 2021 reversal of an E-AR regulatory provision.
(g)The earnings decrease was due largely to the shutdown of Indian Point 3 in April 2021.
(h)The earnings decrease from higher Utility other O&M was due primarily to higher customer service center support expenses, higher nuclear generation expenses, higher transmission expenses, and higher distribution operations expenses. These items were partially offset by higher nuclear insurance refunds.
(i)The earnings increase from lower EWC other O&M was due largely to the shutdown of Indian Point 3 in April 2021 and lower severance and retention expenses.
(j)The earnings increase from lower EWC decommissioning expense was due primarily to the sale of Indian Point in May 2021.
(k)The earnings decrease from higher Utility taxes other than income taxes was due to increases in ad valorem and franchise taxes.
(l)The earnings decrease from higher Utility depreciation expense was due primarily to higher plant in service.
(m)The earnings decrease from lower Utility other income (deductions) was due largely to changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral).
(n)The earnings decrease from lower EWC other income (deductions) was due largely to the absence of earnings from nuclear decommissioning trust funds that were transferred in the sale of Indian Point in May 2021 and the performance of Palisades decommissioning trust investments. The decrease was partially offset by lower non-service pension costs.
(o)The earnings decrease from higher Utility interest expense was due primarily to higher debt balances.

C: Utility operating and financial measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
First quarter 2022 vs. 2021
	First quarter
	2022	2021	% Change	% Weather Adjusted (p)
GWh sold
Residential	8,454	8,663	(2.4)	(3.6)
Commercial	6,271	6,111	2.6	5.2
Governmental	584	581	0.5	0.5
Industrial	12,496	11,738	6.5	6.5
Total retail sales	27,805	27,093	2.6	2.9
Wholesale	3,641	4,299	(15.3)
Total sales	31,446	31,392	0.2

Number of electric retail customers
Residential	2,548,138	2,532,172	0.6
Commercial	368,951	360,323	2.4
Governmental	18,173	17,811	2.0
Industrial	46,477	44,622	4.2
Total retail customers	2,981,739	2,954,928	0.9

Other O&M and refueling outage expense per MWh	$21.00	$20.23	3.8

Calculations may differ due to rounding
(p)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis retail sales increased 2.9 percent. Residential sales decreased (3.6) percent and commercial sales increased 5.2 percent, including the impact of the COVID-19 pandemic on first quarter 2021. Industrial sales volume increased 6.5 percent due to higher sales to cogeneration customers, higher sales to existing large industrial customers (primarily chemicals and pulp and paper industries, partially offset by lower petroleum refining), an increase in demand from expansion projects (primarily in the chemicals, transportation, and petroleum refining industries), and higher sales to mid-to-small industrial customers.

D: EWC operating and financial measures
Appendix D-1 provides a comparative summary of EWC operating and financial measures.

Appendix D-1: EWC operating and financial measures
First quarter 2022 vs. 2021
	First quarter
	2022	2021	% Change
Owned capacity (MW) (q)	1,205	2,246	(46.3)
GWh billed	2,225	4,413	(49.6)

EWC Nuclear Fleet
Capacity factor	100%	99%	1.0
GWh billed	1,766	3,988	(55.7)
Production cost per MWh	$25.47	$18.46	38.0
Average energy/capacity revenue per MWh	$59.21	$52.04	13.8

Calculations may differ due to rounding
(q)2022 is lower due to the shutdown of IP3 (1,041MW) on April 30, 2021.

See the appendix in the webcast presentation for EWC hedging and price disclosures.

Appendix D-2 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-2: EWC adjusted EBITDA - reconciliation of GAAP to non-GAAP measures
First quarter 2022 vs. 2021
($ in millions)	First quarter
	2022	2021	Change
Net income (loss)	8	38	(30)
Add back: interest expense	1	4	(3)
Add back: income taxes	3	16	(13)
Add back: depreciation and amortization	9	13	(4)
Subtract: interest and investment income	(17)	48	(65)
Add back: decommissioning expense	14	53	(39)
Adjusted EBITDA (non-GAAP)	51	76	(24)

Calculations may differ due to rounding

E: Consolidated financial measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and non-GAAP financial measures
First quarter 2022 vs. 2021 (See appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2022	2021	Change
GAAP measure
As-reported ROE	9.3%	15.1%	(5.7)%

Non-GAAP measure
Adjusted ROE	10.4%	11.3%	(0.8)%

As of March 31 ($ in millions, except where noted)	2022	2021	Change
GAAP measures
Cash and cash equivalents	702	1,743	(1,041)
Available revolver capacity	4,129	4,220	(92)
Commercial paper	1,343	1,028	315
Total debt	28,630	25,803	2,827
Securitization debt	55	147	(92)
Debt to capital	70.5%	69.6%	0.9%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	5	15	(10)
Total off-balance sheet liabilities	5	15	(10)

Storm escrows	33	72	(39)

Non-GAAP measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	70.4%	69.5%	0.9%
Net debt to net capital, excluding securitization debt	69.9%	68.0%	1.9%
Gross liquidity	4,830	5,963	(1,133)
Net liquidity	3,487	4,935	(1,448)
Net liquidity, including storm escrows	3,521	5,007	(1,487)
Parent debt to total debt, excluding securitization debt	21.5%	22.3%	(0.8)%
FFO to debt, excluding securitization debt	8.7%	8.2%	0.5%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC	9.3%	8.7%	0.6%

Calculations may differ due to rounding

F: Definitions and abbreviations and acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

EWC Operating and financial measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes	Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades (revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs)
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh	Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under unit-contingent contracts
Planned net MW in operation (average)	Average installed nuclear capacity to generate power and/or sell capacity, reflecting the shutdown of Palisades (May 31, 2022)
Planned TWh of generation	Amount of output expected to be generated by EWC nuclear resources considering plant operating characteristics, reflecting the shutdown of Palisades (May 31, 2022)
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Unit contingent	Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by avg. common equity
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet

Appendix F-1: Definitions (continued)
Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with the exit of EWC as a percentage of end of period total debt excluding securitization debt

Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and acronyms
ADIT AFUDC AFUDC – borrowed funds ALJ AMI APSC ARO ATM bps CCGT CCNO CFO COD DCRF DOE DSM E-AR E-LA E-MS E-NO E-TX EBITDA EPC EPS ETR EWC FERC FFO FIN 48 FRP GAAP GCRR Grand Gulf or GGNS HLBV
Accumulated deferred income taxes
Allowance for funds used during construction

Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Arkansas Public Service Commission
Asset retirement obligation
At the market equity issuance program
Basis points
Combined cycle gas turbine
Council of the City of New Orleans
Cash from operations
Commercial operation date
Distribution cost recovery factor
U.S. Department of Energy
Demand side management
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Engineering, procurement, and construction
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Hypothetical liquidation at book value

IIRR-G Indian Point 3 or IP3 IPEC or Indian Point ISES 2 LPSC LTM MISO Moody’s MPSC MTEP Nelson 6 NDT NRC NYSE OCAPS OCF OpCo OPEB Other O&M P&O Palisades PMR PPA PUCT RFP ROE RS Cogen RSP S&P SEC SERI TCRF UPSA WACC
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 3 (nuclear)
(shut down April 30, 2021, sold May 28, 2021)
Indian Point Energy Center (nuclear)
(sold May 28, 2021)
Unit 2 of Independence Steam Electric Station (coal)
Louisiana Public Service Commission
Last twelve months
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
U.S. Nuclear Regulatory Commission
New York Stock Exchange
Orange County Advanced Power Station
Net cash flow provided by operating activities
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposals
Return on equity
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Weighted-average cost of capital

G: Other GAAP to non-GAAP reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		First quarter
		2022	2021
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,060	1,604
Adjustments	(B)	(127)	399

Adjusted earnings (non-GAAP)	(A-B)	1,187	1,205

Average common equity (average of beginning and ending balances)	(C)	11,364	10,621

As-reported ROE	(A/C)	9.3%	15.1%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.4%	11.3%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		First quarter
		2022	2021
Total debt	(A)	28,630	25,803
Less securitization debt	(B)	55	147
Total debt, excluding securitization debt	(C)	28,575	25,656
Less cash and cash equivalents	(D)	702	1,743
Net debt, excluding securitization debt	(E)	27,874	23,914

Commercial paper	(F)	1,343	1,028

Total capitalization	(G)	40,626	37,075
Less securitization debt	(B)	55	147
Total capitalization, excluding securitization debt	(H)	40,571	36,928
Less cash and cash equivalents	(D)	702	1,743
Net capital, excluding securitization debt	(I)	39,870	35,185

Debt to capital	(A/G)	70.5%	69.6%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	70.4%	69.5%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	69.9%	68.0%

Available revolver capacity	(J)	4,129	4,220

Storm escrows	(K)	33	72

Gross liquidity (non-GAAP)	(D+J)	4,830	5,963
Net liquidity (non-GAAP)	(D+J-F)	3,487	4,935
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,521	5,007

Entergy Corporation notes:
Due July 2022		650	650
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,700	4,700
Revolver draw	(M)	150	55
Unamortized debt issuance costs and discounts	(N)	(47)	(54)
Total parent debt	(F+L+M+N)	6,145	5,728
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	21.5%	22.3%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC
($ in millions except where noted)		First quarter
		2022	2021
Total debt	(A)	28,630	25,803
Less securitization debt	(B)	55	147
Total debt, excluding securitization debt	(C)	28,575	25,656

Net cash flow provided by operating activities, LTM	(D)	2,888	1,981

AFUDC – borrowed funds, LTM	(E)	(29)	(43)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		91	(262)
Fuel inventory		6	15
Accounts payable		162	90
Taxes accrued		130	21
Interest accrued		26	9
Other working capital accounts		(105)	(165)
Securitization regulatory charges, LTM		71	124
Total	(F)	382	(170)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,477	2,109

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	8.7%	8.2%

Estimated return of unprotected excess ADIT, LTM	(H)	66	80
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	119	55

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with the exit of EWC (non-GAAP)	[(G+H+I)/(C)]	9.3%	8.7%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$65,251	$3,312	$7,583	$76,146
Temporary cash investments	408,892	57,856	158,697	625,445
Total cash and cash equivalents	474,143	61,168	166,280	701,591
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	629,903	—	38,717	668,620
Allowance for doubtful accounts	(31,486)	—	—	(31,486)
Associated companies	10,560	(12,259)	1,699	—
Other	157,760	390	13,708	171,858
Accrued unbilled revenues	406,010	—	—	406,010
Total accounts receivable	1,172,747	(11,869)	54,124	1,215,002
Deferred fuel costs	375,670	—	—	375,670
Fuel inventory - at average cost	134,157	—	5,623	139,780
Materials and supplies - at average cost	1,047,217	—	19,318	1,066,535
Deferred nuclear refueling outage costs	117,851	—	7,341	125,192
Prepayments and other	220,194	(16,624)	11,661	215,231
TOTAL	3,541,979	(42,325)	339,347	3,839,001

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,009,118	(3,009,204)	22,114	22,028
Decommissioning trust funds	4,674,146	—	535,984	5,210,130
Non-utility property - at cost (less accumulated depreciation)	345,386	(15)	11,721	357,092
Other	81,789	46,910	9,001	137,700
TOTAL	8,110,439	(2,962,309)	578,820	5,726,950

PROPERTY, PLANT, AND EQUIPMENT

Electric	62,923,397	4,996	477,518	63,405,911
Natural gas	666,646	—	—	666,646
Construction work in progress	1,555,338	321	992	1,556,651
Nuclear fuel	543,449	—	4,257	547,706
TOTAL PROPERTY, PLANT, AND EQUIPMENT	65,688,830	5,317	482,767	66,176,914
Less - accumulated depreciation and amortization	24,561,188	200	421,379	24,982,767
PROPERTY, PLANT, AND EQUIPMENT - NET	41,127,642	5,117	61,388	41,194,147

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	8,037,526	—	—	8,037,526
Deferred fuel costs	241,002	—	—	241,002
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	51,844	58	6,486	58,388
Other	200,078	10,533	148,729	359,340
TOTAL	8,904,549	10,591	158,288	9,073,428

TOTAL ASSETS	$61,684,609	$(2,988,926)	$1,137,843	$59,833,526

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$250,335	$650,000	$139,000	$1,039,335
Notes payable and commercial paper:
Other	—	1,342,811	—	1,342,811
Account payable:
Associated companies	44,283	(43,377)	(906)	—
Other	1,676,612	55	64,385	1,741,052
Customer deposits	402,600	—	—	402,600
Taxes accrued	314,817	39,469	(14,399)	339,887
Interest accrued	195,856	27,640	517	224,013
Pension and other postretirement liabilities	47,302	—	12,947	60,249
Current portion of unprotected excess accumulated
deferred income taxes	35,241	—	—	35,241
Other	168,722	1,787	7,488	177,997
TOTAL	3,135,768	2,018,385	209,032	5,363,185

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,862,594	(528,240)	(538,146)	4,796,208
Accumulated deferred investment tax credits	209,921	—	—	209,921
Regulatory liability for income taxes - net	1,233,417	—	—	1,233,417
Other regulatory liabilities	2,433,906	—	—	2,433,906
Decommissioning and retirement cost liabilities	4,120,965	—	695,559	4,816,524
Accumulated provisions	165,029	—	299	165,328
Pension and other postretirement liabilities	1,539,986	—	315,785	1,855,771
Long-term debt	22,023,908	4,152,541	—	26,176,449
Other	1,167,374	(441,641)	60,848	786,581
TOTAL	38,757,100	3,182,660	534,345	42,474,105

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2022	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	4,508,952	(1,377,329)	3,603,531	6,735,154
Retained earnings	12,865,133	596,326	(3,149,565)	10,311,894
Accumulated other comprehensive loss	(51,726)	—	(284,852)	(336,578)
Less - treasury stock, at cost (68,808,788 shares in 2022)	120,000	4,883,087	—	5,003,087
TOTAL COMMON SHAREHOLDERS' EQUITY	19,526,107	(8,186,221)	370,217	11,710,103
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	70,473	(3,750)	—	66,723
TOTAL	19,596,580	(8,189,971)	370,217	11,776,826

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,684,609	$(2,988,926)	$1,137,843	$59,833,526

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$40,303	$3,144	$1,497	$44,944
Temporary cash investments	270,947	8,126	118,542	397,615
Total cash and cash equivalents	311,250	11,270	120,039	442,559
Notes receivable	—	(84,000)	84,000	—
Accounts receivable:
Customer	747,423	—	39,443	786,866
Allowance for doubtful accounts	(68,608)	—	—	(68,608)
Associated companies	12,448	(13,069)	621	—
Other	137,817	345	93,681	231,843
Accrued unbilled revenues	420,255	—	—	420,255
Total accounts receivable	1,249,335	(12,724)	133,745	1,370,356
Deferred fuel costs	324,394	—	—	324,394
Fuel inventory - at average cost	149,817	—	4,758	154,575
Materials and supplies - at average cost	1,022,137	—	19,378	1,041,515
Deferred nuclear refueling outage costs	115,024	—	18,398	133,422
Prepayments and other	162,559	(16,251)	10,466	156,774
TOTAL	3,334,516	(101,705)	390,784	3,623,595

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,482,963	(1,483,049)	22,090	22,004
Decommissioning trust funds	4,938,194	—	575,822	5,514,016
Non-utility property - at cost (less accumulated depreciation)	344,427	(14)	13,163	357,576
Other	82,118	46,339	8,994	137,451
TOTAL	6,847,702	(1,436,724)	620,069	6,031,047

PROPERTY, PLANT, AND EQUIPMENT

Electric	63,775,441	10,869	476,940	64,263,250
Natural gas	658,989	—	—	658,989
Construction work in progress	1,510,840	257	869	1,511,966
Nuclear fuel	562,910	—	14,096	577,006
TOTAL PROPERTY, PLANT, AND EQUIPMENT	66,508,180	11,126	491,905	67,011,211
Less - accumulated depreciation and amortization	24,346,483	5,968	414,600	24,767,051
PROPERTY, PLANT, AND EQUIPMENT - NET	42,161,697	5,158	77,305	42,244,160

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,613,256	—	—	6,613,256
Deferred fuel costs	240,953	—	—	240,953
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	47,641	59	6,486	54,186
Other	113,761	11,154	144,958	269,873
TOTAL	7,389,710	11,213	154,517	7,555,440

TOTAL ASSETS	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$250,329	$650,000	$139,000	$1,039,329
Notes payable and commercial paper:
Other	—	1,201,177	—	1,201,177
Account payable:
Associated companies	38,168	(41,588)	3,420	—
Other	2,544,419	77	65,636	2,610,132
Customer deposits	395,184	—	—	395,184
Taxes accrued	417,949	3,680	(1,801)	419,828
Interest accrued	166,149	24,506	496	191,151
Deferred fuel costs	7,607	—	—	7,607
Pension and other postretirement liabilities	55,528	—	12,808	68,336
Current portion of unprotected excess accumulated
deferred income taxes	53,385	—	—	53,385
Other	190,473	1,893	12,247	204,613
TOTAL	4,119,191	1,839,745	231,806	6,190,742

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,737,096	(477,484)	(552,815)	4,706,797
Accumulated deferred investment tax credits	211,975	—	—	211,975
Regulatory liability for income taxes - net	1,255,692	—	—	1,255,692
Other regulatory liabilities	2,643,845	—	—	2,643,845
Decommissioning and retirement cost liabilities	4,074,078	—	683,006	4,757,084
Accumulated provisions	156,823	—	299	157,122
Pension and other postretirement liabilities	1,601,648	—	347,677	1,949,325
Long-term debt	20,675,567	4,166,005	—	24,841,572
Other	1,207,314	(453,928)	61,898	815,284
TOTAL	37,564,038	3,234,593	540,065	41,338,696

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2021 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 271,965,510 shares in 2021	2,323,748	(2,522,131)	201,103	2,720
Paid-in capital	4,482,797	1,314,411	969,031	6,766,239
Retained earnings	11,149,232	(465,227)	(443,453)	10,240,552
Accumulated other comprehensive loss	(52,402)	—	(280,126)	(332,528)
Less - treasury stock, at cost (69,312,326 shares in 2021)	120,000	4,919,699	—	5,039,699
TOTAL COMMON SHAREHOLDERS' EQUITY	17,783,375	(6,592,646)	446,555	11,637,284
Subsidiaries' preferred stock without sinking fund
and noncontrolling interest	71,860	(3,750)	—	68,110
TOTAL	17,855,235	(6,596,396)	446,555	11,705,394

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$59,733,625	$(1,522,058)	$1,242,675	$59,454,242

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,655,795	$(19)	$—	$2,655,776
Natural gas	72,361	—	—	72,361
Competitive businesses	—	11	149,777	149,788
Total	2,728,156	(8)	149,777	2,877,925

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	640,770	(9)	26,177	666,938
Purchased power	255,944	9	13,673	269,626
Nuclear refueling outage expenses	31,944	—	11,058	43,002
Other operation and maintenance	628,516	9,075	41,221	678,812
Asset write-offs, impairments, and related charges	—	—	744	744
Decommissioning	48,064	—	13,984	62,048
Taxes other than income taxes	170,280	363	9,505	180,148
Depreciation and amortization	430,223	204	8,545	438,972
Other regulatory charges (credits) - net	(28,425)	—	—	(28,425)
Total	2,177,316	9,642	124,907	2,311,865

OPERATING INCOME	550,840	(9,650)	24,870	566,060

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	15,871	—	—	15,871
Interest and investment income (loss)	27,707	(32,722)	(16,903)	(21,918)
Miscellaneous - net	7,328	(3,775)	4,050	7,603
Total	50,906	(36,497)	(12,853)	1,556

INTEREST EXPENSE
Interest expense	189,327	36,991	1,304	227,622
Allowance for borrowed funds used during construction	(6,096)	—	—	(6,096)
Total	183,231	36,991	1,304	221,526

INCOME BEFORE INCOME TAXES	418,515	(83,138)	10,713	346,090

Income taxes	75,359	(11,716)	2,854	66,497

CONSOLIDATED NET INCOME	343,156	(71,422)	7,859	279,593

Preferred dividend requirements of subsidiaries and noncontrolling interest	2,694	(48)	547	3,193

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$340,462	$(71,374)	$7,312	$276,400

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.67	($0.35)	$0.04	$1.36
DILUTED	$1.67	($0.35)	$0.04	$1.36

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				202,943,628
DILUTED				203,888,483
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,538,448	$(28)	$—	$2,538,420
Natural gas	58,168	—	—	58,168
Competitive businesses	—	31	248,219	248,250
Total	2,596,616	3	248,219	2,844,838

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	479,846	(20)	21,341	501,167
Purchased power	361,881	20	17,833	379,734
Nuclear refueling outage expenses	32,647	—	11,092	43,739
Other operation and maintenance	602,309	5,535	98,942	706,786
Asset write-offs, impairments, and related charges	—	—	3,273	3,273
Decommissioning	45,663	—	52,979	98,642
Taxes other than income taxes	149,936	330	6,436	156,702
Depreciation and amortization	401,102	653	12,764	414,519
Other regulatory charges (credits) - net	32,279	—	—	32,279
Total	2,105,663	6,518	224,660	2,336,841

OPERATING INCOME	490,953	(6,515)	23,559	507,997

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,577	—	—	14,577
Interest and investment income	128,113	(32,732)	47,934	143,315
Miscellaneous - net	(45,520)	(1,931)	(13,478)	(60,929)
Total	97,170	(34,663)	34,456	96,963

INTEREST EXPENSE
Interest expense	173,802	27,753	4,331	205,886
Allowance for borrowed funds used during construction	(6,013)	—	—	(6,013)
Total	167,789	27,753	4,331	199,873

INCOME BEFORE INCOME TAXES	420,334	(68,931)	53,684	405,087

Income taxes	59,734	(9,352)	15,560	65,942

CONSOLIDATED NET INCOME	360,600	(59,579)	38,124	339,145

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$356,567	$(59,579)	$37,577	$334,565

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.78	($0.30)	$0.19	$1.67
DILUTED	$1.77	($0.30)	$0.19	$1.66

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,525,549
DILUTED				201,059,665
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$10,991,416	$(60)	$—	$10,991,356
Natural gas	184,798	—	—	184,798
Competitive businesses	—	107	599,723	599,830
Total	11,176,214	47	599,723	11,775,984

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,536,381	(18)	87,505	2,623,868
Purchased power	1,092,816	18	68,733	1,161,567
Nuclear refueling outage expenses	127,055	—	44,844	171,899
Other operation and maintenance	2,683,232	28,609	228,807	2,940,648
Asset write-offs, impairments, and related charges	—	—	261,096	261,096
Decommissioning	188,639	—	81,178	269,817
Taxes other than income taxes	662,948	526	20,262	683,736
Depreciation and amortization	1,666,273	2,256	40,209	1,708,738
Other regulatory charges (credits) - net	50,925	—	—	50,925
Total	9,008,269	31,391	832,634	9,872,294

OPERATING INCOME	2,167,945	(31,344)	(232,911)	1,903,690

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	71,767	—	—	71,767
Interest and investment income	342,411	(130,938)	53,760	265,233
Miscellaneous - net	(123,802)	(9,864)	420	(133,246)
Total	290,376	(140,802)	54,180	203,754

INTEREST EXPENSE
Interest expense	736,547	138,593	10,308	885,448
Allowance for borrowed funds used during construction	(29,101)	—	—	(29,101)
Total	707,446	138,593	10,308	856,347

INCOME BEFORE INCOME TAXES	1,750,875	(310,739)	(189,039)	1,251,097

Income taxes	279,832	(49,817)	(38,086)	191,929

CONSOLIDATED NET INCOME	1,471,043	(260,922)	(150,953)	1,059,168

Preferred dividend requirements of subsidiaries and noncontrolling interest	(3,272)	(75)	2,188	(1,159)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,474,315	$(260,847)	$(153,141)	$1,060,327

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.32	($1.30)	($0.76)	$5.26
DILUTED	$7.28	($1.29)	($0.76)	$5.23

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				201,537,750
DILUTED				202,547,532
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,534,501	$(77)	$—	$9,534,424
Natural gas	138,200	—	—	138,200
Competitive businesses	—	131	858,539	858,670
Total	9,672,701	54	858,539	10,531,294

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,599,763	(34)	68,406	1,668,135
Purchased power	992,658	34	74,696	1,067,388
Nuclear refueling outage expenses	133,277	—	44,400	177,677
Other operation and maintenance	2,514,610	25,067	467,652	3,007,329
Asset write-offs, impairments and related charges	—	—	24,800	24,800
Decommissioning	179,203	—	207,617	386,820
Taxes other than income taxes	598,299	1,276	39,673	639,248
Depreciation and amortization	1,545,249	2,740	79,906	1,627,895
Other regulatory charges (credits) - net	54,566	—	—	54,566
Total	7,617,625	29,083	1,007,150	8,653,858

OPERATING INCOME	2,055,076	(29,029)	(148,611)	1,877,436

OTHER INCOME
Allowance for equity funds used during construction	98,054	—	—	98,054
Interest and investment income	433,248	(134,237)	453,975	752,986
Miscellaneous - net	(240,203)	(7,537)	(47,211)	(294,951)
Total	291,099	(141,774)	406,764	556,089

INTEREST EXPENSE
Interest expense	705,585	111,367	21,326	838,278
Allowance for borrowed funds used during construction	(42,887)	—	—	(42,887)
Total	662,698	111,367	21,326	795,391

INCOME BEFORE INCOME TAXES	1,683,477	(282,170)	236,827	1,638,134

Income taxes	(169,628)	34,220	151,038	15,630

CONSOLIDATED NET INCOME	1,853,105	(316,390)	85,789	1,622,504

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,836,974	$(316,390)	$83,601	$1,604,185

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.17	($1.58)	$0.42	$8.01
DILUTED	$9.13	($1.57)	$0.41	$7.97

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,289,178
DILUTED				201,198,761
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$279,593	$339,145	$(59,552)
Adjustments to reconcile consolidated net income to net cash flow provided by (used in) operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	561,731	580,571	(18,840)
Deferred income taxes, investment tax credits, and non-current taxes accrued	70,780	240,431	(169,651)
Asset write-offs, impairments and related charges	744	3,278	(2,534)
Changes in working capital:
Receivables	122,987	(52,690)	175,677
Fuel inventory	14,795	26,878	(12,083)
Accounts payable	(283,175)	(175,651)	(107,524)
Taxes accrued	(79,941)	(231,182)	151,241
Interest accrued	32,862	(3,778)	36,640
Deferred fuel costs	(58,932)	(353,099)	294,167
Other working capital accounts	(95,033)	(43,582)	(51,451)
Changes in provisions for estimated losses	8,206	(60,923)	69,129
Changes in other regulatory assets	(1,424,270)	89,910	(1,514,180)
Changes in other regulatory liabilities	(250,358)	(14,464)	(235,894)
Storm restoration costs approved for securitization recognized as regulatory asset	1,491,942	—	1,491,942
Changes in pension and other postretirement liabilities	(101,641)	(166,733)	65,092
Other	247,676	(227,676)	475,352
Net cash flow provided by operating activities	537,966	(49,565)	587,531
INVESTING ACTIVITIES
Construction/capital expenditures	(1,501,578)	(1,552,103)	50,525
Allowance for equity funds used during construction	15,871	14,577	1,294
Nuclear fuel purchases	(83,326)	(47,916)	(35,410)
Litigation proceeds from settlement agreement	9,829	—	9,829
Changes in securitization account	13,532	(1,304)	14,836
Payments to storm reserve escrow account	—	(10)	10
Receipts from storm reserve escrow account	—	44,205	(44,205)
Decrease (increase) in other investments	(11,862)	12,521	(24,383)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	32,367	15,735	16,632
Proceeds from nuclear decommissioning trust fund sales	479,937	3,225,510	(2,745,573)
Investment in nuclear decommissioning trust funds	(505,989)	(3,224,487)	2,718,498
Net cash flow used in investing activities	(1,551,219)	(1,513,272)	(37,947)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,553,369	3,676,242	(1,122,873)
Treasury stock	9,629	979	8,650
Retirement of long-term debt	(1,224,091)	(1,346,172)	122,081
Changes in credit borrowings and commercial paper - net	141,634	(599,860)	741,494
Other	1,382	10,380	(8,998)
Dividends paid:
Common stock	(205,058)	(190,595)	(14,463)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	1,272,285	1,546,394	(274,109)
Net increase (decrease) in cash and cash equivalents	259,032	(16,443)	275,475
Cash and cash equivalents at beginning of period	442,559	1,759,099	(1,316,540)
Cash and cash equivalents at end of period	$701,591	$1,742,656	$(1,041,065)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$186,269	$202,451	$(16,182)
Income taxes	$(11,505)	$9,015	$(20,520)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2022 vs. 2021
(Dollars in thousands)
(Unaudited)
	2022	2021	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,059,168	$1,622,504	$(563,336)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,224,104	2,269,725	(45,621)
Deferred income taxes, investment tax credits, and non-current taxes accrued	79,068	140,722	(61,654)
Asset write-offs, impairments and related charges	261,065	24,695	236,370
Changes in working capital:
Receivables	91,048	(262,343)	353,391
Fuel inventory	6,276	14,809	(8,533)
Accounts payable	162,273	89,533	72,740
Taxes accrued	130,058	20,615	109,443
Interest accrued	26,000	8,675	17,325
Deferred fuel costs	(171,883)	(433,143)	261,260
Other working capital accounts	(105,334)	(165,275)	59,941
Changes in provisions for estimated losses	(16,584)	(316,287)	299,703
Changes in other regulatory assets	(2,050,887)	(793,859)	(1,257,028)
Changes in other regulatory liabilities	(192,263)	675,110	(867,373)
Storm restoration costs approved for securitization recognized as regulatory asset	1,491,942	—	1,491,942
Changes in pension and other postretirement liabilities	(832,075)	(3,283)	(828,792)
Other	726,268	(910,957)	1,637,225
Net cash flow provided by operating activities	2,888,244	1,981,241	907,003
INVESTING ACTIVITIES
Construction/capital expenditures	(6,036,771)	(5,202,571)	(834,200)
Allowance for equity funds used during construction	71,767	98,054	(26,287)
Nuclear fuel purchases	(201,922)	(178,246)	(23,676)
Payment for purchase of plant	(168,304)	(222,488)	54,184
Net proceeds from sale of plant	17,421	—	17,421
Litigation proceeds from settlement agreement	9,829	—	9,829
Changes in securitization account	28,505	3,865	24,640
Payments to storm reserve escrow account	(15)	(726)	711
Receipts from storm reserve escrow account	38,900	301,204	(262,304)
Increase in other investments	(22,040)	(2,499)	(19,541)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	65,868	26,284	39,584
Proceeds from nuclear decommissioning trust fund sales	2,808,056	5,645,835	(2,837,779)
Investment in nuclear decommissioning trust funds	(2,828,517)	(5,708,803)	2,880,286
Net cash flow used in investing activities	(6,217,223)	(5,240,091)	(977,132)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	7,185,554	13,100,098	(5,914,544)
Treasury stock	14,627	3,615	11,012
Common stock	200,776	—	200,776
Retirement of long-term debt	(4,705,746)	(7,883,972)	3,178,226
Changes in credit borrowings and commercial paper - net	315,182	(914,187)	1,229,369
Capital contributions from noncontrolling interest	51,202	—	51,202
Other	34,223	3,612	30,611
Dividends paid:
Common stock	(789,585)	(753,174)	(36,411)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	2,287,914	3,537,673	(1,249,759)
Net increase (decrease) in cash and cash equivalents	(1,041,065)	278,823	(1,319,888)
Cash and cash equivalents at beginning of period	1,742,656	1,463,833	278,823
Cash and cash equivalents at end of period	$701,591	$1,742,656	$(1,041,065)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$827,046	$802,908	$24,138
Income taxes	$77,857	$850	$77,007